UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2018

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvest Capital Credit Corporation 767 Third Avenue, 29th Floor New York, NY 10017	10017
(Address of principal executive offices)	(Zip Code)

(212) 906-3589

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2018, Harvest Capital Credit Corporation (the “Company”) entered into a Seventh Amendment to Loan and Security Agreement (the “Amendment”), by and among the Company, HCAP Equity Holdings, LLC, HCAP ICC, LLC, Pacific Western Bank (successor-by-merger to CapitalSource Bank), as agent and a lender, and each of the other lenders from time to time party thereto, including City National Bank, effective as of October 30, 2018. The Amendment amends the Loan and Security Agreement dated as of October 29, 2013, to, among other things, (i) extend the expiration of the revolving period from October 30, 2018 to April 30, 2020; (ii) extend the maturity date from April 30, 2020 to October 30, 2021; and (iii) provide for the fact that HCAP Advisors LLC replaced JMP Credit Advisors LLC as the Company’s administrator in April 2018 and has engaged U.S. Bank National Association to provide certain loan administration services to it in connection with its provision of administration services to the Company.

The above summaries are not complete and are qualified in their entirety by the full text of the Amendment, which is filed as an exhibit hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Seventh Amendment to Loan and Security Agreement, dated as of November 1, 2018, by and among Harvest Capital Credit Corporation, HCAP Equity Holdings, LLC, HCAP ICC, LLC, Pacific Western Bank (successor-by-merger to CapitalSource Bank), as agent and a lender, and each of the other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018	HARVEST CAPITAL CREDIT CORPORATION

	By:	/s/ William E. Alvarez, Jr.
William E. Alvarez, Jr.
Chief Financial Officer, Chief Compliance Officer, and Secretary